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                                                                    EXHIBIT 23-B

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Chrysler Corporation on Form S-4, of our report dated January 21, 1997 appearing in the Annual Report on Form 10-K of Chrysler Corporation for the year ended December 31, 1996, and to the references to us under the heading "Experts," in the Prospectus, which is part of this Registration Statement.

   /s/ DELOITTE & TOUCHE LLP
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       Deloitte & Touche LLP

Detroit, Michigan
February 14, 1997